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
       THE      [_] MONY Life Insurance   [_] MONY Life Insurance   Financial Supplement
[LOGO] MONY     Company                   Company of America        Form No. FIN-GV(Rev 4/2003)
       GROUP    1740 Broadway             1740 Broadway
                New York, NY 10019        New York, NY 10019

Policy Number ______________________   Name __________________________   [_] Insured   [_] Joint Insured   [_] Spouse

Financial Supplement Forming Part of Application For Life Insurance

   Personal Financial Statement
------------------------------------------------------------------------------------------------------------------------------------

1  Balance Sheet

       Current Assets                    Amount                      Current Liabilities               Amount
       Cash/Cash Equivalents             $_____________________      Mortgages                         $_____________________
       Real Estate                       $_____________________      Loans                             $_____________________
       Business Equity                   $_____________________      Notes Payable                     $_____________________
       Stocks, Bonds, Mutual Funds       $_____________________      Accounts Payable                  $_____________________
       Personal Property                 $_____________________      Taxes Due                         $_____________________
       Other (specify) ___________       $_____________________      Other (specify)________________   $_____________________
        Total                             $_____________________         Total                         $_____________________

                                                                     Net Worth                         $_____________________

2  Income
       -----------------------------------------------------------------------------------------------------------------------------
                       Earned Income                             Unearned Income
       -----------------------------------------------------------------------------------------------------------------------------
                                       Div/Interest    Rental Income      Pension/Soc Sec    Other- specify _______  Total
       -----------------------------------------------------------------------------------------------------------------------------
        Current Year   $               $               $                  $                  $                       $
       -----------------------------------------------------------------------------------------------------------------------------
        Last Year      $               $               $                  $                  $                       $
       -----------------------------------------------------------------------------------------------------------------------------

3  How was face amount determined? _______________________________________________________________________________________

4  Do you expect any changes greater than 15% in income or net worth in the next 12 months?         [_] Yes [_] No

   If "yes", explain _________________________________________________________________________

5  Have you filed for bankruptcy in the past 5 years?                                               [_] Yes [_] No

   If "yes", chapter ______       Date Open __________         Date Closed ___________

   Business Information
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6  Type of business:     [_] Sole Proprietorship     [_] Partnership   [_] Corporation   [_] Limited Liability Company

7  Name of business ____________________________________    Nature of business ___________________________________

8  How long has business been in operation? __________ years

9  %  of business owned ____________%

   Are all members of firm being similarly insured? [_] Yes  [_] No

   a.  If "yes", provide details of business coverage issued or applied for on other members:

     Name                    Position/Title       % Owned           Business Insurance inforce/applied for

   _______________________   ___________________  ____________      ______________________________________
   _______________________   ___________________  ____________      ______________________________________
   _______________________   ___________________  ____________      ______________________________________
   _______________________   ___________________  ____________      ______________________________________

   b.  If "no", explain reason ____________________________________________________________________________________

10 Business finances for past 2 years:
         ---------------------------------------------------------------------------------------
           Year      Assets      Liabilities     Retained Earnings   Gross Sales    Net Profit
         ---------------------------------------------------------------------------------------
                     $           $               $                   $              $
         ---------------------------------------------------------------------------------------
                     $           $               $                   $              $
         ---------------------------------------------------------------------------------------

11 Has the business filed for bankruptcy and/or reorganization in the past 5 years?      [_] Yes   [_] No
   If "yes", explain _____________________________________________________________________________________________________


   I represent that the statements and answers in this Supplement are true and complete.

   Date ___________________________________

   Signature of Insured/Joint Insured/Spouse __________________________________________________

   Signature of Financial Professional/Insurance Broker ___________________________________________________________
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